Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-289312 on Form S-3 of our report dated September 19, 2024, relating to the financial statements of MEI Pharma, Inc., appearing in the Annual Report on Form 10-K of MEI Pharma, Inc. for the year ended June 30, 2024. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

San Diego, California
August 26, 2025